AMENDMENT NO. 2 TO INVESTMENT ADVISORY AGREEMENT

         This Amendment No. 2 to the Investment Advisory Agreement (the "Agreement") dated February 12, 2001, by and between Pacific Investment Management Company LLC, (the "Adviser"), and Met Investors Advisory Corp. (now known as Met Investors Advisory, LLC, a Delaware limited liability company (the "Manager"), with respect to the PIMCO Total Return Portfolio, is entered into effective the 1st day of February, 2008.

          WHEREAS the Agreement provides for the Adviser to provide certain investment advisory services to the Manager, for which the Adviser is to receive agreed upon fees; and

          WHEREAS the Manager and the Adviser desire to make certain changes to the Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the Manager and the Adviser hereby agree that the Agreement is amended as follows:

         1. Schedule A of the Agreement is amended in whole to read as follows:




                                                                 Percentage of average daily net assets
     ------------------------------------------------------ ----------------------------------------------------
     PIMCO Total Return Portfolio                           0.250% of first $1.0 billion of such assets, plus
                                                            0.225% of such assets over $1.0 billion.
     ------------------------------------------------------ ----------------------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the 1st day of February, 2008.


                                  MET INVESTORS ADVISORY, LLC



                                  By:______________________________
                                        Authorized Officer


                                  PACIFIC INVESTMENT MANAGEMENT COMPANY LLC



                                  By:______________________________
                                        Authorized Officer